As filed with the Securities and Exchange Commission on August 8, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2451943
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

90-92 Main Street

Wellsboro, Pennsylvania 16901

(Address and zip code of Principal Executive Offices)

Citizens & Northern Corporation 2023 Equity Incentive Plan

(Full title of the plan)

J. Bradley Scovill

President and Chief Executive Officer

Citizens & Northern Corporation

90-92 Main Street

P.O. Box 58

Wellsboro, Pennsylvania 16901

(Name and address of agent for service)

(570) 724-3411

(Telephone number, including area code, of agent for service)

Copies to:

Charles J. Ferry, Esq.

Stevens & Lee, P.C.

17 North Second Street, 16th Floor

Harrisburg, Pennsylvania 17101

(717) 234-1090

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer: ☐	Accelerated filer: ☒
Non-accelerated filer: ☐ (Do not check if a smaller reporting company)	Smaller reporting company: ☐
Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

PART 1

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.Plan Information

Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2.Registrant Information and Employee Plan Annual Information

Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act and the Note to Part I of Form S-8.

PART 2

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

In this Registration Statement, “the registrant,” “we,” “us,” and “our” refer to Citizens & Northern Corporation.

The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this Registration Statement and made a part hereof:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;
(b)	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 5, 2023; and June 30, 2023, filed with the SEC on August 8, 2023;
(c)

our Current Reports on Form 8-K filed on January 26, 2023; February 17, 2023; April 20, 2023 (as amended by a Form 8-K/A filed on June 20, 2023); April 24, 2023; June 15, 2023; July 11, 2023, and July 20, 2023 (other than with respect to these reports, information that is furnished but not deemed to have been filed);

(d)

the description of our common stock contained in Exhibit 4. (vi) to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 20, 2020, including any amendment or report filed for the purpose of updating that description.

(e)

All other documents filed by us after the date of this Registration Statement under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.Description of Securities.

Not applicable.

Item 5.Interest of Named Experts and Counsel.

Not applicable.

Item 6.Indemnification of Directors and Officers.

Section 1741 of the Pennsylvania Business Corporation Law, or the PBCL, provides, in general, that a corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and if, with respect to any criminal proceeding, the person did not have reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL provides, in general, that a corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity. Such indemnity may be against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except no indemnification will be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article VIII of the registrant’s bylaws provides for indemnification of directors, officers, employees and other agents of the registrant and advancement of expenses upon the undertaking by or on behalf of the indemnified party to repay such amount if it is ultimately determined that such person is not entitled to be indemnified.

Section 8.3 of the registrant’s bylaws provide that the rights to indemnification and advancement of expenses in the bylaws are not exclusive, and may be in addition to, indemnification rights provided for under any agreement, by vote of shareholders or disinterested directors, or otherwise. As authorized by Section 1747 of the PBCL and Section 8.4 of the registrant’s bylaws, the registrant maintains, on behalf of its directors, officers, employees, and agents, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the registrant for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the registrant.

The foregoing is only a general summary of certain aspects of Pennsylvania law and the registrant’s bylaws dealing with indemnification of directors and officers and does not purport to be complete. The description of the bylaws is qualified in its entirety by reference to the detailed provisions of Article VIII of the bylaws of the registrant.

Item 7.Exemption from Registration Claimed.

Not Applicable.

Item 8.Exhibits.

Exhibits:

Number	Description
3.1	Articles of Incorporation (as amended through May 2, 2022) (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q (File No. 000-16084) filed on May 6, 2022).
3.2	By-Laws (as amended through February 17, 2022) (incorporated by reference to Exhibit 3. 1 to the registrant’s Current Report on Form 8-K (File No. 000-16084) filed on February 18, 2022).
5.1	Opinion and consent of Stevens & Lee, P.C.
10.1	Citizens & Northern Corporation 2023 Equity Incentive Plan (incorporated by reference to Appendix A of the Registrant’s definitive proxy statement filed March 10, 2023).
23.1	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm
23.2	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1).
24.1	Powers of Attorney of the Registrant (included on signature page).
107.1	Filing Fee Table

Item 9.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)  do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wellsboro, Commonwealth of Pennsylvania, on August 8, 2023.

CITIZENS & NORTHERN CORPORATION

By:	/s/ J. Bradley Scovill
J. Bradley Scovill
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Bradley Scovill, Mark A. Hughes and Charles J. Ferry, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution of him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement for purposes of registering the shares allocated to the Citizens & Northern Corporation 2023 Equity Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ J. Bradley Scovill	President, and Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2023
J. Bradley Scovill

/s/ Mark A. Hughes	Treasurer and Principal Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2023
Mark A. Hughes

/s/ Stephen M. Dorwart	Director	August 8, 2023
Stephen M. Dorwart

/s/ Susan E. Hartley	Director	August 8, 2023
Susan E. Hartley

/s/ Bobbi J. Kilmer	Director	August 8, 2023
Bobbi J. Kilmer

/s/ Leo F. Lambert	Director	August 8, 2023
Leo F. Lambert

/s/ Terry L. Lehman	Non-Executive Chair of the Board and Director	August 8, 2023
Terry L. Lehman

Signature	Capacity	Date

/s/ Robert G. Loughery	Director	August 8, 2023
Robert G. Loughery

/s/ Frank G. Pellegrino	Director	August 8, 2023
Frank G. Pellegrino

/s/ Helen S. Santiago	Director	August 8, 2023
Helen S. Santiago

/s/ Kate Shattuck	Director	August 8, 2023
Kate Shattuck

/s/ Aaron K. Singer	Director	August 8, 2023
Aaron K. Singer